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                                                                     Exhibit 3.3




                        PHILADELPHIA SUBURBAN CORPORATION

                PROPOSED RESOLUTION TO INCREASE THE CORPORATION'S

                        AUTHORIZED SHARES OF COMMON STOCK

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                   RESOLVED, that the Corporation's Amended and
            Restated Articles of Incorporation, be, subject to the requisite shareholder approval, amended to increase the number of authorized shares which the Company is authorized to issue to 41,770,819 and to provide 40,000,000 of such shares shall be shares of Common Stock (the "Amendment").

                   FURTHER RESOLVED, that the Board of Directors of
            the Corporation hereby finds and declares that the adoption of the Amendment is in the best interests of the Corporation.

                   FURTHER RESOLVED, that the Amendment be submitted
            to the shareholders of the Corporation for their approval.